UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 21, 2006

The Dayton Power and Light Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-2385	31-0258470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

Item 1.02                Termination of a Material Definitive Agreement.

Item 2.03                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 28, 2006, The Dayton Power and Light Company (the “Company”), the principal subsidiary of DPL Inc., announced that it has entered into a $220 million, 364-day unsecured revolving credit facility with KeyBank, N.A. as the administrative agent and lead arranger and co-lenders, JPMorgan Chase Bank, N.A. and Fifth Third Bank (the “New Facility”).  This New Facility is a five year agreement that may be increased up to $270 million.

The New Facility replaces the Company’s $100 million facility, dated as of May 31, 2005 (the “Existing Facility”) with KeyBank, N.A. as the administrative agent and co-lender LaSalle Bank, N.A. The Existing Facility has been terminated as of November 21, 2006. As of September 30, 2006, there were no borrowings outstanding under the Existing Facility. A description of the terms and conditions of the Existing Facility were filed by DPL Inc. on a Form 8-K dated June 20, 2005 and is incorporated herein by reference.

The foregoing description of the terms of the New Facility is qualified in its entirety by reference to the Revolving Credit Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  A copy of the press release announcing the execution of the New Facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(c)            Exhibits.

10.1	Revolving Credit Agreement, dated as of November 21, 2006, by and between KeyBank N.A., JPMorgan Chase, N.A., Fifth Third Bank and The Dayton Power and Light Company.

99.1	Press Release of The Dayton Power and Light Company, dated November 28, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dayton Power and Light Company

Date: November 28, 2006

/s/ Miggie E. Cramblit
	Name:	Miggie E. Cramblit
	Title:	Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Revolving Credit Agreement, dated as of November 21, 2006, by and between KeyBank N.A., JPMorgan Chase Bank, N.A., Fifth Third Bank and The Dayton Power and Light Company.	E

99.1	Press Release of The Dayton Power and Light Company, dated November 28, 2006.	E